Acasti Pharma Appoints Healthcare Industry Leader Michael L. Derby to its Board of Directors

LAVAL, Québec, March 25, 2022 (GLOBE NEWSWIRE) -- Acasti Pharma Inc. (“Acasti” or the “Company”) (Nasdaq: ACST and TSX-V: ACST) today announces that it has appointed Michael L. Derby to its Board of Directors.

“Michael is a successful pharma industry leader whose extensive involvement in drug repurposing and his passion for developing and commercializing innovative products that positively impact patients’ lives will prove to be invaluable as we advance our three lead clinical assets,” stated Dr. Roddy Carter, Chairman of the Board of Acasti. “We anticipate benefitting from his perspective and broad experience.”

Mr. Derby brings more than two decades of experience and a proven track record within the biopharmaceutical industry with particular expertise in strategic drug repurposing. Having founded or co-founded seven biopharmaceutical companies, he most recently launched TardiMed Sciences LLC, a company creation and investment firm in the life sciences space. TardiMed has formed, capitalized and advanced three biopharmaceutical companies -- Timber Pharmaceuticals, Inc. (NYSE:TMBR), PaxMedica, Inc. and Anker Pharmaceuticals LLC -- through Phase 2 clinical trials. Mr. Derby served as Executive Chairman of the Board of Directors for all three companies. Prior to TardiMed, Mr. Derby co-founded Castle Creek Pharmaceuticals, which he built into a multi-product, late clinical stage company focused on treating rare and debilitating dermatologic conditions. He also founded Norphan Pharmaceuticals, a biopharmaceutical company focused on the development of drugs for orphan neurologic disease, which he led through its early stages prior to selling the company to Marathon Pharmaceuticals. Prior to founding and managing life sciences companies, Mr. Derby was with an early-stage private equity and investment advisory firm, Centerstone Partners, and was a venture capitalist with EGS Healthcare Capital Partners. Mr. Derby holds an M.B.A., with distinction, from New York University’s Stern School of Business, an M.S. in Neuroscience from the University of Rochester, and a B.S., with honors, from Johns Hopkins University, where he was a Beneficial Hodson merit scholar and member of the Tau Beta Pi engineering honor society.

“Acasti is at an exciting time in its development, and presents a unique opportunity with three clinical drug candidates, all targeting rare and orphan diseases. With novel drug formulations, a diversified pipeline and a strong patent portfolio, I look forward to supporting the progress of Acasti to help patients suffering from the devastating yet underserved medical conditions addressed by Acasti’s pipeline of drug candidates,” added Mr. Derby.

About Acasti

Acasti is an advanced-stage specialty pharma company with drug delivery technologies and drug candidates addressing rare and orphan diseases. Acasti’s novel drug delivery technologies have the potential to improve the performance of currently marketed drugs by achieving faster onset of action, enhanced efficacy, reduced side effects, and more convenient drug delivery—all which could help to increase treatment compliance and improve patient outcomes.

Acasti’s three lead clinical assets have each been granted Orphan Drug Designation by the U.S. Food and Drug Administration, which provides the assets with seven years of marketing exclusivity post-launch in the United States, and additional intellectual property protection with over 40 granted and pending patents. Acasti’s lead clinical assets target underserved orphan diseases: (i) GTX-104, an intravenous infusion targeting Subarachnoid Hemorrhage, a rare and life-threatening medical emergency in which bleeding occurs over the surface of the brain in the subarachnoid space between the brain and skull; (ii) GTX-102, an oral mucosal spray targeting Ataxia-telangiectasia, a progressive, neurodegenerative genetic disease that primarily affects children, causing severe disability, and for which no treatment currently exists; and (iii) GTX-101, a topical spray, targeting Postherpetic Neuralgia, a persistent and often debilitating neuropathic pain caused by nerve damage from the varicella zoster virus (shingles), which may persist for months and even years. For more information, please visit: https://www.acastipharma.com/en.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking information” within the meaning of Canadian securities laws and “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”). Such forward looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of Acasti to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements containing the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “potential,” “should,” “may,” “will,” “plans,” “continue”, “targeted” or other similar expressions to be uncertain and forward-looking. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

The forward-looking statements contained in this press release are expressly qualified in their entirety by this cautionary statement, the “Special Note Regarding Forward-Looking Statements” section contained in Acasti’s latest annual report on Form 10-K and most recent quarterly report on From 10-Q, which are available on SEDAR at www.sedar.com, on EDGAR at www.sec.gov/edgar/shtml, and on the investor section of Acasti’s website at www.acastipharma.com. All forward-looking statements in this press release are made as of the date of this press release. Acasti does not undertake to update any such forward-looking statements whether as a result of new information, future events or otherwise, except as required by law. The forward-looking statements contained herein are also subject generally to assumptions and risks and uncertainties that are described from time to time in Acasti’s public securities filings with the Securities and Exchange Commission and the Canadian securities commissions, including Acasti’s latest annual report on Form 10-K and most recent quarterly report on Form 10-Q.

Neither NASDAQ, the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

Acasti Contact:

Jan D’Alvise

Chief Executive Officer

Tel: 450-686-4555

Email: info@acastipharma.com www.acastipharma.com

Investor Contact:

Crescendo Communications, LLC

Tel: 212-671-1020

Email: ACST@crescendo-ir.com

Media Contact :
Jules Abraham

JQA Partners, Inc.

Tel: 917-885-7378

Email: jabraham@jqapartners.com